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                                                                       EXHIBIT 2
                                                                       ---------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement of Magna Funds on Form N-1A (File No. 33-78408) of our report dated September 15, 1999 on our audits of the financial statements and financial highlights of Magna Growth & Income Fund, Magna Intermediate Government Bond Fund, and Magna Money Market (separate portfolios constituting Magna Funds), which report is included in the Annual Report to Shareholders for the period ended August 31, 1999. We also consent to the references to our Firm under the caption "Financial Highlights" in the prospectus and the caption "Independent Accountants" in the Statement of Additional Information in this Post-Effective Amendment No. 8 to Registration Statement of Magna Funds on Form N-1A (File No. 33-78408).



PricewaterhouseCoopers LLP
Columbus, Ohio
December 29, 1999